UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 2, 2012 (June 26, 2012)

EQT Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

Underwriting Agreement

On June 26, 2012, EQT Midstream Partners, LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, EQT Midstream Services, LLC (the “General Partner”), EQT Corporation (“EQT”) and Equitrans Investments, LLC (the “Operating Company” and, together with the Partnership, the General Partner and EQT, the “Partnership Parties”) and Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 12,500,000 common units representing limited partner interests in the Partnership at a price to the public of $21.00 per common unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,875,000 common units (the “Option Units”) to cover over-allotments, if any, on the same terms.  On June 28, 2012, the Underwriters exercised in full their option to purchase the additional 1,875,000 common units.

The material terms of the Offering are described in the prospectus, dated June 26, 2012 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-179487).

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on July 2, 2012.  The Partnership received proceeds from the Offering (net of underwriting discounts and after deducting the structuring fee and estimated offering expenses) of approximately $278 million. The Partnership will use the net proceeds from the sale of the common units to:

•                  fund a cash distribution of approximately $232 million to EQT, in part for reimbursements of capital expenditures associated with the Partnership’s assets;

•                  provide approximately $12 million in working capital to replenish amounts distributed by Equitrans, L.P. (“Equitrans”) to EQT, in the form of trade and other accounts receivable, in connection with the closing of this offering;

•                  pre-fund approximately $32 million of maintenance capital expenditures, the majority of which is expected to be incurred over the next two years, related to two identified regulatory compliance initiatives; and

•                  pay approximately $2 million in revolving credit origination fees.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory services for the Partnership, EQT and their respective affiliates from time to time in the ordinary course of their business for which they have received customary fees and reimbursement of expenses. Affiliates of each of the Underwriters are lenders under the revolving credit facility described below and receive a portion of the net proceeds from the exercise of the Underwriters’ option to purchase additional units.  Certain of the underwriters or their affiliates have performed or will perform commercial banking, investment banking and advisory services for EQT during the 180-day period prior to, or the 90-day period following, the date of the Prospectus, for which they have received or will receive customary fees and reimbursement of expenses.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Omnibus Agreement

On July 2, 2012, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Partnership, the General Partner and EQT.

Pursuant to the Omnibus Agreement, EQT agreed to provide the Partnership with a license to use the name “EQT” and related marks in connection with the Partnership’s business. The Omnibus Agreement also provides for certain indemnification and reimbursement obligations between EQT and the Partnership.

As more fully described in the Prospectus, the Omnibus Agreement addresses the following matters:

•                  the Partnership’s obligation to reimburse EQT and its affiliates for certain direct operating expenses they pay on the Partnership’s behalf;

•                  the Partnership’s obligation to reimburse EQT and its affiliates for providing the Partnership corporate, general and administrative services and providing the Partnership operation and management services pursuant to the Services Agreement (as defined below);

•                  EQT’s obligation to indemnify or reimburse the Partnership for losses or expenses relating to or arising from (i) certain plugging and abandonment obligations; (ii) certain bare steel replacement capital expenditures; (iii) certain pipeline safety costs; (iv) certain preclosing environmental liabilities; (v) certain title and rights-of-way matters; (vi) the

Partnership’s failure to have certain necessary governmental consents and permits; (vii) certain preclosing tax liabilities; (viii) assets previously owned by Equitrans, but retained by EQT and its affiliates following the Offering, including the Sunrise Pipeline; (ix) any claims related to Equitrans’ previous ownership of the Big Sandy Pipeline; and (x) any amounts owed to the Partnership by a third party that has exercised a contractual right of offset against amounts owed by EQT to such third party; and

•                  the Partnership’s obligation to indemnify EQT for losses attributable to (i) the ownership or operation of the Partnership’s assets after the closing of the Offering, except to the extent EQT is obligated to indemnify the Partnership for such losses pursuant to the Services Agreement with EQT, and (ii) any amounts owed to EQT by a third party that has exercised a contractual right of offset against amounts owed by the Partnership to such third party.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.2 to this Form 8-K and incorporated in this Item 1.01 by reference.

Operation and Management Services Agreement

On July 2, 2012, in connection with the closing of the Offering, the Partnership entered into an operation and management services agreement (the “Services Agreement”) with EQT Gathering, LLC (“EQT Gathering”), an indirect, wholly-owned subsidiary of EQT, pursuant to which EQT Gathering will provide the Partnership’s pipelines and storage facilities with certain operational and management services.  The Partnership will reimburse EQT Gathering for such services pursuant to the terms of the Omnibus Agreement as described above.

Under the Services Agreement, EQT Gathering will indemnify the Partnership with respect to claims, losses or liabilities incurred by the Partnership, including third party claims, arising out of EQT Gathering’s gross negligence or willful misconduct.  The Partnership will indemnify EQT Gathering from any claims, losses or liabilities incurred by EQT Gathering, including any third-party claims, arising from the performance of the agreement, but not to the extent of losses or liabilities caused by EQT Gathering’s gross negligence or willful misconduct.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.3 to this Form 8-K and incorporated in this Item 1.01 by reference.

Revolving Credit Agreement

On July 2, 2012, in connection with the Offering, the Partnership entered into a $350 million senior credit facility with Wells Fargo Bank, National Association, as administrative agent, and a syndicate of lenders, which will mature on the fifth anniversary of the closing date of the Offering. The credit facility is available to fund working capital requirements and capital expenditures, to purchase assets, to pay distributions and repurchase units and for general partnership purposes. The credit facility has an accordion feature that will allow the Partnership to increase the available revolving borrowings under the facility by up to an additional $150 million, subject to the Partnership’s receipt of increased commitments from existing lenders or new commitments from new lenders and the satisfaction of certain other conditions. In addition, the credit facility includes a sublimit up to $35 million for same-day swing line advances and a sublimit up to $150 million for letters of credit. Further, the Partnership has the ability to request that one or more lenders make term loans to it under the credit facility subject to the satisfaction of certain conditions, which term loans will be secured by cash and qualifying investment grade securities. The Partnership’s obligations under the revolving portion of the credit facility are unsecured.

The credit facility contains various covenants and restrictive provisions and also requires maintenance of a consolidated leverage ratio of not more than 5.00 to 1.00 (or, after the Partnership obtains an investment grade rating, not more than 5.50 to 1.00 for certain measurement periods following the consummation of certain acquisitions) and, until the Partnership obtains an investment grade rating, a consolidated interest coverage ratio of not less than 3.00 to 1.00.

Loans under the credit facility (other than swing line loans) will bear interest at the Partnership’s option at either:

•                  a Base Rate, which will be the highest of (i) the federal funds rate in effect on such day plus 0.50%, (ii) the administrative agent’s prime rate in effect on such day and (iii) one-month LIBOR plus 1.0%, in each case, plus an applicable margin; or

•                  a Fixed Period Eurodollar Rate plus an applicable margin.

Swing line loans will bear interest at (i) the Base Rate plus an applicable margin or (ii) a Daily Floating Eurodollar Rate plus an applicable margin. Prior to the Partnership obtaining an investment grade rating, the applicable margin will vary based upon the Partnership’s consolidated leverage ratio and, upon obtaining an investment grade rating, the applicable margin will vary based upon the Partnership’s long term unsecured senior, non-credit enhanced debt rating.

The unused portion of the credit facility will be subject to a commitment fee ranging from (i) 0.25% to 0.35% per annum before the Partnership obtains an investment grade rating and (ii) 0.15% to 0.35% upon obtaining an investment grade rating.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) provided below under Item 2.01 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the

Contribution Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

In connection with the Offering, the Board of Directors of the General Partner adopted the EQT Midstream Services, LLC 2012 Long Term Incentive Plan (the “Plan”) for employees and non-employee directors of the General Partner and those of its affiliates. The Plan consists of phantom units, performance awards, restricted units, distribution equivalent rights, market-priced options, unit appreciation rights and cash-based awards.  The Plan limits the number of common units that may be delivered pursuant to awards under the plan to 2,000,000 units. The Plan will be administered by the Board of Directors of the General Partner or a committee thereof.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.5 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

As more fully described in the section “Certain Relationships and Related Transactions” of the Prospectus, which is incorporated herein by reference, affiliates of EQT own the General Partner and own 2,964,718 common units and 17,339,718 subordinated units, representing a 57.4% limited partner interest in the Partnership. In addition, the General Partner owns a 2.0% general partner interest in the Partnership, represented by 707,744 general partner units.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

Contribution, Conveyance and Assumption Agreement

On July 2, 2012, in connection with the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution, Conveyance and Assumption Agreement by and among the Partnership, the General Partner, EQT Midstream Investments, LLC (“Midstream Investments”), the Operating Company, Equitrans, Equitrans Services, LLC (“Equitrans GP”), EQT Investments Holdings, LLC (“Investments Holdings”), ET Blue Grass, LLC (“Blue Grass”) and EQT (the “Contribution Agreement”):

•                  EQT contributed its 97.25% limited partner interest in Equitrans to Investments Holdings, and Investments Holdings contributed a 3.0073% limited partner interest in Equitrans to the General Partner (the “GP Limited Partner Interest”) and a 94.2427% limited partner interest in Equitrans to Midstream Investments (the “LP Limited Partner Interest”);

•                  Blue Grass distributed its 2.75% general partner interest in Equitrans to Investments Holdings, and Investments Holdings contributed a 0.0850% general partner interest in Equitrans to the General Partner (the “GP General Partner Interest” and, together with the GP Limited Partner Interest, the “GP Contribution Interest”) and a 2.6650% general partner interest in Equitrans to Midstream Investments (the “LP General Partner Interest” and, together with the LP Limited Partner Interest, the “LP Contribution Interest”);

•                  Equitrans distributed its trade and other accounts receivable from affiliates and third-parties (the “Equitrans Accounts Receivable”) to the General Partner and to Midstream Investments pro rata in accordance with their ownership interests in Equitrans and each of the General Partner and Midstream Investments distributed all of the Equitrans Accounts Receivable owned by it to Investments Holdings;

•                  The General Partner contributed the GP Contribution Interest to the Partnership in exchange for (i) 707,744 general partner units in the Partnership representing a continuation of its 2.0% general partner interest in the Partnership, (ii) the Incentive Distribution Rights in the Partnership and (iii) the right to receive a cash distribution from the Partnership in the amount of approximately $6 million;

•                  The Partnership contributed the GP General Partner Interest to the Operating Company, and the Operating Company contributed the GP General Partner Interest to Equitrans GP;

•                  Midstream Investments contributed the LP Contribution Interest to the Partnership in exchange for (i) 17,339,718 subordinated units representing a 49.0% ownership interest in the Partnership, (ii) 2,964,718  common units representing an 8.38% ownership interest in the Partnership and (iii) the right to receive a cash distribution from the Partnership in the amount of approximately $226 million, which amount includes the net proceeds resulting from the full exercise by the Underwriters of the over-allotment option pursuant to the Underwriting Agreement;

•                  The Partnership contributed the LP General Partner Interest to the Operating Company, and the Operating Company contributed the LP General Partner Interest to Equitrans GP;

•                  The Partnership contributed the LP Limited Partner Interest and the GP Limited Partner Interest to the Operating Company; and

•                  The Partnership redeemed the initial interests of the General Partner and Midstream Investments and refunded the General Partner’s initial contribution of $20, Midstream Investments’ initial contribution of $980, as well as any interest or other profit that may have resulted from the investment or other use of such initial capital contributions to the General Partner and Midstream Investments, respectively, in proportion to such initial contribution.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference.

Item 2.03.                                                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Revolving Credit Agreement provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02.                                          Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances by the Partnership of securities on July 2, 2012 in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(2) of the Securities Act. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the subordinated units will convert into one common unit at the end of the subordination period.  The subordination period will end on the first business day after the Partnership has earned and paid at least (i) $1.40 (the minimum quarterly distribution on an annualized basis) on each outstanding common, subordinated and general partner unit, for each of three consecutive, non-overlapping four-quarter periods ending on or after June 30, 2015, or (ii) $2.10 (150% of the annualized minimum quarterly distribution) on each outstanding common unit, subordinated unit and general partner unit, in addition to any distribution made in respect of the incentive distribution rights, for any four-quarter period ending on or after June 30, 2013, in each case provided that there are no arrearages on the common units at that time.

The description of the subordination period contained in the section of the Prospectus entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions— Subordination Period” is incorporated herein by reference.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the Long-Term Incentive Plan provided above under Item 1.01 is incorporated in this Item 5.02 by reference.

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of EQT Midstream Partners, LP

On July 2, 2012, in connection with the closing of the Offering, the Partnership amended and restated its Limited Partnership Agreement (as amended, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the section of the Prospectus entitled “The Partnership Agreement” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Partnership

Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

First Amended and Restated Limited Liability Company Agreement of EQT Midstream Services, LLC

On July 2, 2012, in connection with the closing of the Offering, the General Partner amended and restated its Limited Liability Company Agreement (as amended, the “LLC Agreement”). The amendments to the LLC Agreement included, among other things, outlining the rights of the sole member and management by the board of directors of the Partnership’s business.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 3.4 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated as of June 26, 2012, by and among EQT Corporation, EQT Midstream Services, LLC, EQT Midstream Partners, LP, Equitrans Investments, LLC and the Underwriters named therein.
3.2	First Amended and Restated Agreement of Limited Partnership of EQT Midstream Partners, LP, dated July 2, 2012.
3.4	First Amended and Restated Limited Liability Company Agreement of EQT Midstream Services, LLC dated July 2, 2012.
10.1

Contribution, Conveyance and Assumption Agreement, dated July 2, 2012, by and among Partnership, the General Partner, Midstream Investments, the Operating Company, Equitrans, Equitrans GP, Investments Holdings, Blue Grass and EQT.

10.2	Omnibus Agreement, dated July 2, 2012, by and among the Partnership, the General Partner and EQT.
10.3	Operation and Management Services Agreement, dated July 2, 2012, by and among the Partnership and EQT Gathering.
10.4	Revolving Credit Agreement, dated July 2, 2012, by and among the Partnership Wells Fargo Bank, National Association, as administrative agent, and a syndicate of lenders named therein.
10.5	EQT Midstream Services, LLC 2012 Long-Term Incentive Plan, dated July 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT MIDSTREAM PARTNERS, LP

	By:	EQT Midstream Services, LLC,
its general partner

Date: July 2, 2012	By:	/s/ Philip P. Conti

Name: Philip P. Conti
Title: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated as of June 26, 2012, by and among EQT Corporation, EQT Midstream Services, LLC, EQT Midstream Partners, LP, Equitrans Investments, LLC and the Underwriters named therein.
3.2	First Amended and Restated Agreement of Limited Partnership of EQT Midstream Partners, LP, dated July 2, 2012.
3.4	First Amended and Restated Limited Liability Company Agreement of EQT Midstream Services, LLC dated July 2, 2012.
10.1

Contribution, Conveyance and Assumption Agreement, dated July 2, 2012, by and among Partnership, the General Partner, Midstream Investments, the Operating Company, Equitrans, Equitrans GP, Investments Holdings, Blue Grass and EQT.

10.2	Omnibus Agreement, dated July 2, 2012, by and among the Partnership, the General Partner and EQT.
10.3	Operation and Management Services Agreement, dated July 2, 2012, by and among the Partnership and EQT Gathering.
10.4	Revolving Credit Agreement, dated July 2, 2012, by and among the Partnership Wells Fargo Bank, National Association, as administrative agent, and a syndicate of lenders named therein.
10.5	EQT Midstream Services, LLC 2012 Long-Term Incentive Plan, dated July 2, 2012.